Mitek Appoints Edward H. West as CEO
SAN DIEGO, CA, October 1, 2024 - Mitek Systems, Inc. (“Mitek” or the “Company”) (NASDAQ: MITK), a global leader in digital identity verification, mobile capture and fraud management, today announced the appointment of Ed West as Chief Executive Officer and a member of the Board of Directors, effective immediately. Scott Carter, who has served as Interim CEO since June 2024, will serve as non-executive Chairman of the Board of Directors.
“We are thrilled to welcome Ed to Mitek Systems,” said Scott Carter. “Ed’s expertise in driving top-line growth through innovative product development and business model transformation will be invaluable as Mitek enters its next chapter. He brings a proven track record of building fintech partnerships, integrating digital solutions, and leveraging data and analytics to optimize efficiency. His background and skill set align perfectly with our strategy to modernize our platform and expand into new verticals, and we’re confident he is the right leader for Mitek.”
West has held domestic and international leadership roles, serving as CEO, COO, and CFO at public and private companies spanning early-stage startups to Fortune 100 companies. Most recently, West served as CEO of Cardtronics plc (NASDAQ: CATM), where he led the company’s shift from a hardware-centric business to a broader financial services solutions provider. Under his leadership, Cardtronics achieved double-digit organic growth in the United States and expanded EBITDA margins. West spearheaded the integration of technology-driven solutions, optimizing ATM placement, improving customer engagement and creating new revenue streams prior to the acquisition of Cardtronics by NCR in 2021.
“I am honored to join Mitek as CEO at such a pivotal time for both the Company and the industry,” said West. “With its strong foundation as a software provider to thousands of financial institutions and the growing global reliance on identity security, Mitek has an exciting opportunity to continue reshaping the future of identity and fraud management. I have tremendous respect for Mitek’s capabilities and advanced technologies, and I look forward to working with the talented global team to drive a purpose-driven mission, accelerate innovation, and deliver value for our customers and shareholders.”
About Edward H. West
Edward H. West served as President and Chief Executive Officer of Cardtronics from 2018 to 2021, having previously served as Chief Financial Officer of the company from 2016 to 2018. From 2012 through 2015, West served as President and Chief Executive Officer of Education Management Corp, having served in positions of increasing responsibility at EDMC beginning in 2006. Earlier in his career, West served as Executive Vice President and Chief Financial Officer at Delta Air Lines where he played a significant role during a transformative period, contributing to the company’s achievement in becoming the most profitable airline in the world. He was named "CFO of the Year" by Institutional Investor Magazine in 2012 and recognized as one of the "Top 40 Under 40" by CFO Magazine. West holds a bachelor’s degree in business administration from Emory University.

About Mitek:
Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and 7,900 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]
Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Mitek believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the following: our ability to successfully manage leadership transition, execute on our strategy and drive profitability, and the risk factors we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Mitek undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com